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Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 18, 2001, relating to the statements of net assets available for benefits of the Employees Thrift Plan of Texaco Inc. as of November 30, 2000 and 1999 and the related statement of changes in net assets available for benefits for the year ended November 30, 2000, which report appears in the Employees Thrift Plan of Texaco Inc.'s Annual Report on Form 11-K for the year ended November 30, 2000; our report dated June 15, 2001, relating to the statements of net assets available for benefits of the Texaco Puerto Rico, Inc. Retirement Savings Plan as of December 31, 2000 and 1999 and the related statements of changes in net assets available for benefits for the years then ended, which report appears in the Texaco Puerto Rico Inc. Retirement Savings Plan's Annual Report on Form 11-K for the year ended December 31, 2000; and our report dated September 11, 2001, relating to the statement of net assets available for benefits of the Employee Thrift Plan of Fuel and Marine Marketing LLC as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000, which report appears in the Employee Thrift Plan of Fuel and Marine Marketing LLC's Annual Report on Form 11-K for the year ended December 31, 2000.

                                                        /s/ MITCHELL & TITUS LLP
                                                        ------------------------
                                                        MITCHELL & TITUS LLP

New York, New York
October 30, 2001


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